REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

JP CENTURION & PARTNERS

JP CENTURION & PARTNERS PLT
(AF002366) (LLP0025093-LCA)
Chartered Accountants
(A Firm registered with Malaysian Institute of Accountants and US PCAOB)

No. 36G-2, Jalan Radin Anum
Bandar Baru Sri Petaling
57000 Kuala Lumpur
Malaysia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors,
CATTHIS HOLDINGS CORP.
A-9-3, Northpoint Office,
Mid Valley City,
Lingkaran Syed Putra,
59200 Kuala Lumpur,
Malaysia.

We consent to the inclusion in the Registration Statement on Form S-1 of catTHIS Holdings Corp., of our report date May 12, 2022, relating to our audit of the consolidated balance sheets of catTHIS Holdings Corp. as of December 31, 2021 and 2020 and the related consolidated statements of operation and comprehensive, stockholders' equity, and cash flows for each of the two year period ended of December 31, 2021 and 2020.

We also consent to the reference to us under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT
KUALA LUMPUR, MALAYSIA
May 12, 2022